Exhibit 4.80

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”), dated as of September 19, 2007 (the “Effective Date”), by and among Nevada Geothermal Power Inc., a corporation registered in British Columbia (“NGP”), Nevada Geothermal Power Company, a Nevada corporation (“NGPC”), NGP Blue Mountain Holdco LLC, a Delaware limited liability company (“Holdco”), and NGP Blue Mountain I LLC, a Delaware limited liability company (“NGP1”), is entered into with reference to the following:

RECITALS:

A.

NGP1 is a direct, wholly owned subsidiary of Holdco; Holdco is a direct, wholly owned subsidiary of NGPC; and NGPC is a direct, wholly owned subsidiary of NGP;

B.

Pursuant to a commitment letter between Glitnir Banki hf (“Bridge Lender”) and NGPC, dated as of July 24, 2007, NGP1 will enter into a loan agreement with Bridge Lender pursuant to which Bridge Lender will make a development loan of up to $20 million to NGP1 (the execution date of such loan agreement, the “Loan Effective Date”);

C.

The parties desire and intend to engage in the contributions described below in Recital C, which are required to be made as a condition to the loans under the loan agreement described above and which will ultimately result in all right, title and interest in and to the Contributed Assets (as defined below) being held by NGP1; and

D.

NGP and NGPC desire to transfer and assign, indirectly through a series of capital contributions described herein, all of their interest in the Contributed Assets to NGP1, and NGP1 desires to accept the transfer and assignment of the Contributed Assets as a capital contribution.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the parties hereto, intending to be bound legally hereby, covenant and agree as follows:

1.

Definition.  For purposes of this Agreement, “Contributed Assets” means all right, title and interest in and to all of the assets (tangible and intangible), rights, contracts, permits, leases and agreements of NGP and NGPC set forth on Exhibit A and all liabilities, obligations and commitments relating thereto or arising therefrom, in each case, as the same shall exist on the Effective Date.

2.

Capital Contribution.  Effective as of the earlier of the execution of an Assignment and Assumption of Leases in the form attached hereto as Exhibit B and the Loan Effective Date (and in any event prior to the execution of the loan agreement described in Recital B), and in distinct but immediately succeeding transactions, first (a) NGP hereby irrevocably transfers, assigns, conveys, delivers and contributes to NGPC

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all of NGP’s right, title, interest and obligations in and to the Contributed Assets, if any, as a capital contribution to NGPC and for no other consideration, and (b) NGPC hereby irrevocably accepts the transfer, assignment, conveyance, delivery and contribution of all of NGP’s right, title, interest and obligations in and to the Contributed Assets as a capital contribution from NGP; second (i) NGPC hereby irrevocably transfers, assigns, conveys, delivers and contributes to Holdco all of NGPC’s right, title, interest and obligations in and to the Contributed Assets as a capital contribution to Holdco and for no other consideration, and (ii) Holdco hereby irrevocably accepts the transfer, assignment, conveyance, delivery and contribution of all of NGPC’s right, title, interest and obligations in and to the Contributed Assets as a capital contribution from NGPC; and third (1) Holdco hereby irrevocably transfers, assigns, conveys, delivers and contributes to NGP1 all of Holdco’s right, title, interest and obligations in and to the Contributed Assets as a capital contribution to NGP1 and for no other consideration, and (2) NGP1 hereby irrevocably accepts the transfer, assignment, conveyance, delivery and contribution of all of NGP1’s right, title, interest and obligations in and to the Contributed Assets as a capital contribution from Holdco.  Notwithstanding the foregoing, to the extent consent of a third party is required to assign any of the Contributed Assets, the parties irrevocably commit to the foregoing transactions with respect to such Contributed Assets, but such transactions shall not be deemed to have occurred until such consents are obtained.

3.

Execution of Transfer Instruments.  In furtherance of the foregoing, NGPC and NGP, as applicable, shall execute and deliver (i) an Assignment and Assumption of Leases substantially in the form attached hereto as Exhibit B for recordation in the official records of Humboldt County, Nevada, (ii) appropriate notices necessary in connection with the transfer of permit rights identified on Exhibit A and (ii) appropriate assignments of record title interest in those geothermal leases with the Bureau of Land Management described as the Federal Leases on Exhibit A, conveying all of NGPC’s right, title and interest in the real property interests more particularly described in such assignment documents to NGP1.  Notwithstanding the foregoing, NGPC’s or NGP’s, as applicable, right title and interest in such real property and permit interests shall be deemed to have been contributed to NGPC (if applicable) and Holdco pursuant to this Agreement immediately prior to their assignment to NGP1 pursuant to the terms of such assignment documentation.

4.

Enforcement of Rights Under Drilling Contract.  The parties acknowledge that a certain Daywork Drilling Contract, effective as of March 30, 2007, by and between NGPC and ThermaSource, Inc. has been entered into in connection with the Contributed Assets, but such contract is or is expected to soon be fully performed.  NGPC shall, for the benefit of NGP1, use reasonable efforts to enforce any material rights and remedies that may arise after the date hereof under any indemnity or otherwise as set forth in such contract, and shall promptly contribute to NGP1 any proceeds realized as a result of the exercise of such rights and remedies.

5.

Further Assurances.  Each of NGP, NGPC, Holdco and NGP1 hereby agrees to execute and deliver all such instruments and to take all such action as may be necessary to effectuate fully the transactions contemplated by and the purposes of this Agreement, including without limitation diligently pursuing any third party consents that may be required in connection with any assignment or transfer contemplated by this Agreement.

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6.

Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument.

7.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law provisions.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

NEVADA GEOTHERMAL POWER INC., a corporation registered in British Columbia
By:	/s/ Brian Fairbank
Name: Brian Fairbank
Title: President

NEVADA GEOTHERMAL POWER COMPANY, a Nevada corporation
By:	/s/ Brian D. Fairbank
Name: Brian D. Fairbank
Title: President

NGP BLUE MOUNTAIN HOLDCO LLC, a Delaware limited liability company
By:	/s/ Andrew Studley
Name: Andrew Studley
Title: Chief Financial Officer and Secretary

NGP BLUE MOUNTAIN I LLC, a Delaware limited liability company
By:	/s/ Andrew Studley
Name: Andrew Studley
Title: Chief Financial Officer and Secretary

S-1

Exhibit A

to Contribution Agreement

CONTRIBUTED ASSETS

A.

REAL PROPERTY INTERESTS

PRIVATE LEASES

1.

Geothermal Lease Agreement for The Crawford Farm Area, Humboldt County, Nevada, effective as of January 10, 2006, by and between Crawford Farm and Nevada Geothermal Power Company, including any amendments thereto that have been or may be executed (including any ratification thereof by the trustees of the Crawford Family Living Trust dated March 17, 2004), and including any Memorandum thereof that has been or may be recorded in Humboldt County, Nevada.

2.

Geothermal Lease Agreement for The DeLong Section 27 (T36N, R34E) Area, Humboldt County, Nevada, effective as of April 15, 2006, by and between JHG, LLC, c/o Will DeLong and Nevada Geothermal Power Company, including any amendments thereto that have been or may be executed, and including any Memorandum thereof that has been or may be recorded in Humboldt County, Nevada.

3.

(a)

Geothermal Lease Agreement effective as of March 31, 2003 by and between Nevada Land and Resource Company, LLC and Nevada Geothermal Power Company, a Nevada corporation (formerly known as Noramex Corporation), a Memorandum of which was recorded in Humboldt County, Nevada on April 23, 2003 as Instrument No. 2003-2346, and including any other Memorandum thereof that has been or may be recorded in Humboldt County, Nevada in connection with the amendments thereto, and including any amendments thereto with respect to the portion of the leased premises that was conveyed to RLF Nevada Properties, LLC.

(b)

Lease Amendment #189093 dated as of November 1, 2005 between Nevada Land and Resource Company, LLC and Nevada Geothermal Power Company, a Nevada corporation (formerly known as Noramex Corporation).

(c)

Notice of Lease Amendment #189093 effective as of February 1, 2006 by and between Nevada Land and Resource Company, LLC and Nevada Geothermal Power Company, a Nevada corporation.

(d)

Notice of Lease Amendment #189093 effective as of October 3, 2006 between Nevada Land and Resource Company, LLC and Nevada Geothermal Power Company, a Nevada corporation.

(e)

Notice of Lease Amendment #189110 effective as of February 1, 2007 by and between Nevada Land and Resource Company, LLC and Nevada Geothermal Power Company.

4.        (a)

Geothermal Lease dated October 19, 1993 by and between The Burlington Northern and Santa Fe Railway Company, LLC (previously known as or successor-in-interest to The Atchison, Topeka and Santa Fe Railway Company) and Nevada Geothermal Power Company, a Nevada corporation (formerly known as Noramex Corporation), including any Memorandum thereof that has been or may be recorded in Humboldt County, Nevada.

(b)

Exercise of Option to Renew Lease No. 187556 effective as of March 1, 2004, by and between The Burlington Northern and Santa Fe Railway Company and Nevada Geothermal Power Company, a Nevada corporation (formerly known as Noramex Corporation), recorded in Humboldt County, Nevada on October 13, 2005 as Instrument No. 2005-9318.

FEDERAL LEASES

5.

Offer To Lease And Lease For Geothermal Resources Serial No. N-80159, effective August 1, 2006, issued by the Bureau of Land Management to Nevada Geothermal Power Company, a Nevada corporation (formerly known as Noramex Corporation), and recorded in Humboldt County, Nevada on July 24, 2007 as Instrument No. 2007-7793.

6.

Offer To Lease And Lease For Geothermal Resources Serial No. N-80086, effective August 1, 2006, issued by the Bureau of Land Management to Nevada Geothermal Power Company, a Nevada corporation (formerly known as Noramex Corporation), and recorded in Humboldt County, Nevada on July 24, 2007 as Instrument No. 2007-7792.

7.

(a)

Offer To Lease And Lease For Geothermal Resources Serial No. N-

77668, effective August 1, 2004, issued by the Bureau of Land   Management to Nevada Geothermal Power Company, a Nevada   corporation (formerly known as Noramex Corporation), and recorded in   Humboldt County, Nevada on October 13, 2005 as Instrument No. 2005-  9319

(b)

Offer To Lease And Lease For Geothermal Resources Serial No. N-77669 issued by the Bureau of Land Management to Nevada Geothermal Power Company, a Nevada corporation (formerly known as Noramex Corporation), and recorded in Humboldt County, Nevada on October 13, 2005.

(c)

Decision letter from the Bureau of Land Management dated November 3, 2005, consolidating Lease N-77669 into Lease N-77668.

8.

Offer To Lease And Lease For Geothermal Resources Serial No. N-58196 issued by the Bureau of Land Management to Nevada Geothermal Power Company, a Nevada corporation (formerly known as Noramex Corporation), and recorded in Humboldt County, Nevada on October 13, 2005.

B.

PERMITS

1.

UEPA permit granted by the PUCN pursuant to the application therefor filed with the PUCN on November 22, 2006 under Docket No. 06-11032.

2.

Water rights Permit Nos. 72978, 73541, 73542 and 73543 issued on September 8, 2006 by the Nevada Department of Conservation and Natural Resources, Division of Water Resources.

3.

Application for Federal Right-of-Way filed with the Bureau of Land Management on September 29, 2006.

4.

Application for Underground Injection Permit filed with the Nevada DEP Bureau of Water Pollution on December 22, 2006.

C.

PROJECT AGREEMENTS

1.

Long-Term Firm Portfolio Energy Credit & Renewable Power Purchase Agreement with Nevada Power Company, dated as of August 18, 2006, and approved by the PUCN on February 12, 2007.

2.

Unit Agreement for the Development and Operation of the Blue Mountain Unit Area, County of Humboldt, State of Nevada, Serial No. N-82457X, approved by the Bureau of Land Management September 8, 2006, including without limitation all right, title, interest and obligations thereunder both as a Working Interest holder and as Unit Operator.

Exhibit B

to Contribution Agreement

WHEN RECORDED RETURN TO: Latham & Watkins LLP Attn: Jason Crowell, Esq. 600 West Broadway, Suite 1800 San Diego, CA 92101

(Space Above This Line For Recorder’s Use Only)

ASSIGNMENT AND ASSUMPTION OF LEASES

This ASSIGNMENT AND ASSUMPTION OF LEASES (the “Assignment”) is made as of September ___, 2007, by and among NEVADA GEOTHERMAL POWER INC., a corporation registered in British Columbia (“NGPI”), and NEVADA GEOTHERMAL POWER COMPANY, a Nevada corporation (“NGPC” and, together with NGPI, “Assignor”), and NGP BLUE MOUNTAIN I LLC, a Delaware limited liability company (“Assignee”).

Agreement

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor and Assignee mutually agree as follows:

1.

Assignment.  Assignor hereby sets over, transfers and assigns unto Assignee, all of Assignor’s right, title and interest in and to the leases described on Annex I and the leasehold estate created thereby, for the balance of the terms thereof.

2.

Assumption.  In consideration of the foregoing assignment, Assignee hereby accepts the foregoing assignment and assumes and agrees to make all of the payments and to otherwise observe, keep and perform all the terms, covenants and conditions to be made, observed, kept and performed by the lessee under the leases described on Annex I, as fully as though Assignee were originally named as the lessee under such leases.

3.

Intermediate Assignment.  Notwithstanding Sections 1 and 2 above, the leases described herein shall be deemed to have been contributed to NGPC (if applicable) and NGP Blue Mountain Holdco LLC (“Holdco”) immediately prior to their assignment to Assignee pursuant to this Assignment, as set fort in the Contribution Agreement, dated as of September ___, 2007, by and among the parties hereto and Holdco; provided that the assignments described in Sections 1 and 2 shall nonetheless be effective simultaneously with the execution of this Assignment.

4.

Governing Law.  This Assignment shall be governed by the law of the state of Nevada.

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR:

NEVADA GEOTHERMAL POWER INC.,

a corporation registered in British Columbia

By:_______________________________

Name:Brian Fairbank

Title:   President

STATE OF___________________

COUNTY OF_________________

The foregoing instrument was acknowledged before me this _____ day of September, 2007, by Brian Fairbank, as President of Nevada Geothermal Power Inc., a corporation registered in British Columbia, on behalf of the corporation.

(NOTARY SEAL)

_________________________

Notary Public Signature

_________________________

(Name typed, printed or stamped)

Notary Public, State of

Commission No.:

My Commission Expires:

ASSIGNOR:

NEVADA GEOTHERMAL POWER COMPANY,

a Nevada corporation

By:_________________________

Name:

Brian Fairbank

Title:   President

STATE OF___________________

COUNTY OF_________________

The foregoing instrument was acknowledged before me this _____ day of September, 2007, by Brian Fairbank, as President of Nevada Geothermal Power Inc., a corporation registered in British Columbia, on behalf of the corporation.

(NOTARY SEAL)

_________________________

Notary Public Signature

_________________________

(Name typed, printed or stamped)

Notary Public, State of

Commission No.:

My Commission Expires:

 SD\600729.2

ASSIGNEE:

NGP BLUE MOUNTAIN I LLC

a Delaware limited liability company

By:_________________________

Name:

Andrew Studley

Title:   Chief Financial Officer and Secretary

STATE OF___________________

COUNTY OF_________________

The foregoing instrument was acknowledged before me this _____ day of September, 2007, by _____________________, as ______________ of NGP Blue Mountain I LLC, a Delaware limited liability company, on behalf of the limited liability company.

(NOTARY SEAL)

_________________________

Notary Public Signature

_________________________

(Name typed, printed or stamped)

Notary Public, State of

Commission No.:

My Commission Expires:

 SD\600729.2

Annex I

to Assignment and Assumption of Leases

LEASES

Geothermal Lease Agreement for The Crawford Farm Area, Humboldt County, Nevada, effective as of January 10, 2006, by and between Crawford Farm and Nevada Geothermal Power Company[, as amended by that certain __________________ dated _________, 2007, and as disclosed of record by a Memorandum recorded in Humboldt County, Nevada on September ___, 2007 as Instrument No. __________].

Geothermal Lease Agreement for The DeLong Section 27 (T36N, R34E) Area, Humboldt County, Nevada, effective as of April 15, 2006, by and between JHG, LLC, c/o Will DeLong and Nevada Geothermal Power Company[, as amended by that certain __________________ dated _________, 2007, and as disclosed of record by a Memorandum recorded in Humboldt County, Nevada on September ___, 2007 as Instrument No. __________].

1.

(a)

Geothermal Lease Agreement effective as of March 31, 2003 by and between Nevada Land and Resource Company, LLC and Nevada Geothermal Power Company, a Nevada corporation (formerly known as Noramex Corporation), a Memorandum of which was recorded in Humboldt County, Nevada on April 23, 2003 as Instrument No. 2003-2346.

(b)

Lease Amendment #189093 dated as of November 1, 2005 between Nevada Land and Resource Company, LLC and Nevada Geothermal Power Company, a Nevada corporation (formerly known as Noramex Corporation).

(c)

Notice of Lease Amendment #189093 effective as of February 1, 2006 by and between Nevada Land and Resource Company, LLC and Nevada Geothermal Power Company, a Nevada corporation.

(d)

Notice of Lease Amendment #189093 effective as of October 3, 2006 between Nevada Land and Resource Company, LLC and Nevada Geothermal Power Company, a Nevada corporation.

(e)

Notice of Lease Amendment #189110 effective as of February 1, 2007 by and between Nevada Land and Resource Company, LLC and Nevada Geothermal Power Company.

[(g)

Memorandum of _______________ dated _____________, 2007 by and between Nevada Land and Resource Company, LLC and Nevada Geothermal Power Company, a Nevada corporation, recorded in Humboldt County, Nevada on September ___, 2007 as Instrument No. __________.]

[(f)

INSERT RLF LEASE AMENDMENT]

4.

(a)

Geothermal Lease dated October 19, 1993 by and between The Burlington Northern and Santa Fe Railway Company, LLC ([previously known as] [successor-in-interest to] The Atchison, Topeka and Santa Fe Railway Company) and Nevada Geothermal Power Company, a Nevada corporation (formerly known as Noramex Corporation)[, a Memorandum of which was recorded in Humboldt County, Nevada on September ___, 2003 as Instrument No. __________].

(b)

Exercise of Option to Renew Lease No. 187556 effective as of March 1, 2004, by and between The Burlington Northern and Santa Fe Railway Company and Nevada Geothermal Power Company, a Nevada corporation (formerly known as Noramex Corporation), recorded in Humboldt County, Nevada on October 13, 2005 as Instrument No. 2005-9318.